                                                        Registration No.
                                                                        --------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       TRANSACTION NETWORK SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                            54-1555332
-------------------------------                            -------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)


                        1994 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                                         John J. McDonnell, III, Esq.
                                                      Transaction Network Services, Inc.
    Transaction Network Services, Inc.                      1939 Roland Clarke Place
         1939 Roland Clarke Place                           Reston, Virginia 20191
         Reston, Virginia 20191                                  (703) 453-8300
 ----------------------------------------         -------------------------------------------
     (Address, including zip code, of                 (Name, address and telephone number,
 registrant's principal executive office)          including area code, of agent for service)

      The Commission is requested to send copies of all communications to:
                        Arent Fox Kintner Plotkin & Kahn
              1050 Connecticut Avenue, N.W., Washington, D.C. 20036
               Attention: Jeffrey E. Jordan, Esq., (202) 857-6473



                         CALCULATION OF REGISTRATION FEE

                                                       Proposed maximum           Proposed maximum
Title of securities            Amount to be            offering price per share   aggregate offering        Amount of
to be registered               registered              (1)                        price (1)                 registration fee
---------------------         -------------------      ------------------------   ---------------------     -------------------
---------------------         -------------------      ------------------------   ---------------------     -------------------
Common Stock, par               100,000                     $22.3125                 $2,231,250.00                $620.29
value $.01 per share
---------------------         -------------------      ------------------------   ---------------------     -------------------

(1) Pursuant to Rule 457(h)(1), based on the average of the high and low prices reported in the consolidated reporting system as of November 10, 1998, which is within five business days prior to the date of the filing of this Registration Statement.


                             -----------------------



--------------------------------------------------------------------------------

                                  Page 1 of 15
                            Exhibit Index on Page 9.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

         4. The Registrant's Current Report on Form 8-K filed March 9, 1998, as amended by Form 8-K/A filed May 13, 1998.

         5. The Registrant's Current Report on Form 8-K filed July 15, 1998, as amended by Form 8-K/A filed September 14, 1998.

         6. The Registrant's Current Report on Form 8-K filed August 7, 1998.

         7. The Registrant's Current Report on Form 8-K filed September 23,
            1998.

         8. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended

            December 31, 1997.

         9. The Registrant's Form 8-A Registration Statement filed pursuant to Section 12 of the Exchange Act, containing a description of the Registrant's common stock ("Shares"), including any amendment or report filed for the purpose of updating such description.


         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 102(b)(7) or the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware

General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Fourteenth of the Registrant's Restated Certificate of Incorporation, as amended, provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the Delaware General Corporation Law, and Article Thirteenth provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

         The Registrant has in effect a directors and officers liability insurance policy under which the directors and officers of the Registrant are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions.


Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index on page 9.

Item 9.  Undertakings

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not
apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on the 12th day of November, 1998.

                                   TRANSACTION NETWORK SERVICES, INC.



                                   By: /s/ Thaddeus G. Weed
                                       -----------------------------------
                                       Thaddeus G. Weed
                                       Chief Financial Officer & Treasurer

                                POWER OF ATTORNEY
                                -----------------


         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Thaddeus G. Weed and James T. McLaughlin and each of them his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signatures                                  Title                                           Date
----------                                  -----                                           ----


/s/ John J. McDonnell, Jr.          President and Chief                             November  12, 1998
--------------------------          Executive Officer,
John J. McDonnell, Jr.              Director



/s/ Thaddeus G. Weed                Chief Financial Officer                         November 12, 1998
--------------------------          and Treasurer
Thaddeus G. Weed


/s/ Jurgen Manchot
--------------------------          Director                                        November 12, 1998
Jurgen Manchot


/s/ William N. Melton
--------------------------          Director                                        November 12, 1998
William N. Melton




Signatures                                  Title                                           Date
----------                                  -----                                           ----


/s/ John S. McCarthy
--------------------------          Director                                        November 12, 1998
John S. McCarthy


/s/ Henry R. Nichols
--------------------------          Director                                        November 12, 1998
Henry R. Nichols


/s/ Paolo L. Guidi
--------------------------          Director                                        November 12, 1998
Paolo L. Guidi


/s/ Joseph Squarzini, Jr.
--------------------------          Director                                        November 12, 1998
Joseph Squarzini, Jr.


                                  EXHIBIT INDEX


Exhibit                                                                                                   Page
-------                                                                                                   ----


4.   Instruments defining the rights of security holders

         (a)      The Registrant's 1994 Employee Stock Purchase Plan, as amended
                  (incorporated herein by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-8, No. 33-85434)

         (b)      Amendment to the Registrant's 1994 Employee Stock Purchase
                  Plan                                                                                     10

5.   Opinion of Arent Fox Kintner Plotkin & Kahn
     re: validity of securities registered                                                                 11

23.  Consents of experts and counsel

         (a)      Consent of Arent Fox Kintner
                  Plotkin & Kahn: included in exhibit 5

         (b)       Consent of Cheshier & Fuller LLP                                                        13

         (c)       Consent of Arthur Andersen LLP                                                          14

         (d)       Consent of Arthur Andersen LLP                                                          15

24.  Power of Attorney: included on signature page.
